                                                               EXHIBIT 10(a)
SUTHERLAND, ASBILL & BRENNAN, LLP




                              September 18, 1997






Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the registration statement on Form N-4 for the Separate Account B (File No. 333-28769). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN LLP




                                   By: /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth